SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2013 (March 14, 2013)

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

Certain statements contained herein, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with: (i) the pending strategic business combination of Knight Capital Group, Inc. (“Knight” or the “Company”) and GETCO Holding Company, LLC, (ii) the August 1, 2012 technology issue that resulted in the Company’s broker-dealer subsidiary, Knight Capital Americas LLC, sending numerous erroneous orders in NYSE-listed and NYSE Arca securities into the market and the impact to the Company’s capital structure and business as well as actions taken in response thereto and consequences thereof, (iii) the Company’s ability to recover all or a portion of the damages that are attributable to the manner in which NASDAQ OMX handled the Facebook IPO, (iv) changes in market structure, legislative, regulatory or financial reporting rules, (v) past or future changes to its organizational structure and management and (vi) the costs, integration, performance and operation of businesses previously acquired or developed organically, or that may be acquired or developed organically in the future. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Readers should carefully review the risks and uncertainties disclosed in the Company’s reports with the U.S. Securities and Exchange Commission (SEC), including, without limitation, those detailed under the headings “Certain Factors Affecting Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2012, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time. This information should also be read in conjunction with the Company’s Consolidated Financial Statements and the Notes thereto contained in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2012, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

Item 2.05 Costs Associated with Exit or Disposal Activities

On March 14, 2013, the Company agreed to sell its institutional fixed-income sales and trading business, which operates in the United States and in the United Kingdom, to Stifel Financial Corp. The Company expects to complete the transaction during the second quarter of 2013. Employees directly affected by the transaction have received notification and have either received and accepted offer letters or, in many cases, will be provided with severance payments. In addition, the Company expects to arrange for the sublease of its current lease for office space in Greenwich, CT to third parties (following a transitional period during which Stifel is expected to use the space) and to write down certain related leasehold improvements.

In connection with the transaction, the Company expects that it will incur a total estimated pre-tax charge between $27 and $33 million within the newly formed Global Execution Services segment (as discussed in Item 7.01 below), broken down as follows:

•	Employee severance and other employee benefit costs between $12 and $15 million;

•	Asset write-down and loss related to Greenwich lease costs between $11 and $13 million; and

•	Professional fees and contract termination costs between $4 and $5 million.

Of the above amount, it is expected that cash expenditures will be between $3 and $5 million. It is not expected that there will be any further material future cash expenditures associated with the transaction or the sublease of the Greenwich lease. Although the Company believes that these estimates are appropriate and reasonable based on available information, actual results could differ from these estimates.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Alan Lhota will cease to serve as Senior Managing Director, Co-Head of Institutional Fixed Income and will no longer be an employee of the Company or any of its subsidiaries upon the closing of the disposition of the Company’s institutional fixed-income sales and trading business.

Item 7.01 Regulation FD Disclosure

In the first quarter of 2013, the Company will change its reporting segments from Market Making, Institutional Sales and Trading, Electronic Execution Services, and Corporate and Other to Market Making, Global Execution Services and Corporate and Other.

Market Making will consist of all global market making including Knight Link and the Company’s activities as a Designated Market Maker at the NYSE. Global Execution Services will include Knight Direct, institutional research, sales and trading, Knight Hotspot FX, Knight BondPoint, reverse mortgage origination and asset management. Corporate and Other includes strategic investments primarily in financial services-related ventures, clearing and settlement activity, corporate overhead expenses and all other expenses that are not attributable to the other reporting segments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: March 19, 2013

KNIGHT CAPITAL GROUP, INC.

By:	/s/ Andrew M. Greenstein
Name:	Andrew M. Greenstein
Title:	Managing Director, Deputy General Counsel and Assistant Secretary